Exhibit 1.1

8,543,794 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 3,870,000 Shares of Common Stock

Verastem, Inc.

UNDERWRITING AGREEMENT

November 13, 2025

JEFFERIES LLC
GUGGENHEIM SECURITIES, LLC

As Representatives of the several Underwriters

c/o JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Introductory. Verastem, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) (i) an aggregate of 8,543,794 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) and (ii) pre-funded warrants, substantially in the form of Exhibit C hereto, to purchase up to an aggregate of 3,870,000 Shares (the “Pre-Funded Warrants”). The 8,543,794 Shares to be sold by the Company are called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,862,069 Shares as provided in Section 2. The additional 1,862,069 Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” The Shares issuable upon exercise of the Pre-Funded Warrants are referred to herein as the “Warrant Shares.” The Offered Shares, the Pre-Funded Warrants and the Warrant Shares are collectively referred to herein as the “Offered Securities.” Jefferies LLC (“Jefferies”) and Guggenheim Securities, LLC (“Guggenheim Securities”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Securities. To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-275408, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated November 13, 2025 describing the Offered Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 9:00 p.m. (New York City time) on November 13, 2025. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the information included on Schedule B-1 hereto and the free writing prospectuses, if any, identified in Schedule B-2 hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Securities as contemplated by Section 3(n) of this Agreement.

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The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.          Representations and Warranties of the Company.

A.            Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)            The Registration Statement has become effective under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in the Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 5110(B)(7)(C)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)            Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective until such time as the Underwriters are no longer required to deliver a Prospectus in order to confirm sales of the Offered Securities, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date (as defined in Section 2) as then amended or supplemented by the Company and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

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(c)            As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission, retention and legending, as applicable, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus unless such information has been superseded or modified as of such time. The representations and warranties set forth in the immediately preceding sentence do not apply to statements made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below. Except for the free writing prospectuses, if any, identified in Schedule B-2, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior written consent of the Representatives, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)            Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives, the free writing prospectuses, if any, identified on Schedule B-2 hereto.

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(e)            This Agreement has been duly authorized, executed and delivered by the Company.

(f)            The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(g)            There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement and the Pre-Funded Warrants, except for such rights as have been duly waived.

(h)            Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries (as defined below), considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement and the Pre-Funded Warrants or perform its obligations hereunder and under the Pre-Funded Warrants (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, and have not entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, by any of the Company’s Subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

(i)            Each of the Company and its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (the “Subsidiaries”) has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of the jurisdiction in which it is chartered or organized with full corporate, limited liability company or limited partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, result in a Material Adverse Change.

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(j)            All the outstanding shares of capital stock or limited liability company or limited partnership interests, as applicable, of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock or interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary of the Company.

(k)            The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Capitalization”; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Offered Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be fully paid and non-assessable; the Offered Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Capital Market (“Nasdaq”) ; the certificates for the Offered Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Offered Securities; except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and all offers and sales by the Company of the Company’s shares of common stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. No holder of the Offered Securities will be subject to personal liability for obligations of the Company solely by reason of being such a holder. The Pre-Funded Warrants have been duly authorized by the Company and, when executed and delivered by the Company pursuant to this Agreement, will constitute valid, legal and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Pre-Funded Warrants in a number sufficient to meet the current exercise requirements and, when issued and delivered in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders.

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(l)            The Company is not and, immediately after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, in each case, as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(m)           No consent, approval, authorization, filing with, license, registration, qualification or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Pre-Funded Warrants, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Shares and the Pre-Funded Warrants and, upon exercise of the Pre-Funded Warrants, the Warrant Shares by the Underwriters in the manner contemplated herein or therein and in the Registration Statement, the Disclosure Package and the Prospectus.

(n)            Neither the issue and sale of the Offered Shares and Pre-Funded Warrants and, upon exercise of the Pre-Funded Warrants, the Warrant Shares nor the consummation of any other of the transactions contemplated herein or in the Pre-Funded Warrants nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, result in the termination, modification or acceleration of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter, by-laws or similar organizational documents of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(o)            Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter, bylaws or similar organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order, writ or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, assets or operations, as applicable, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Change.

(p)            No holders of securities of the Company or its Subsidiaries have rights to require the registration of such securities under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Offered Shares and the Pre-Funded Warrants and, upon exercise of the Pre-Funded Warrants, the Warrant Shares.

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(q)            The consolidated historical financial statements, including the notes thereto, of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated (subject to normal year-end audit adjustments for interim financial statements), and have been prepared in compliance with the applicable accounting requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except for such adjustments to accounting standards and practices as otherwise noted therein). All non-GAAP financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources. Except as disclosed therein, there is no pro forma or as adjusted financial information or other financial statements or supporting schedules or exhibits which are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus or a document incorporated by reference therein in accordance with Regulation S-X.

(r)            No action, suit, inquiry or proceeding brought by or before any court or governmental agency, authority or body or any arbitrator (“Actions”) involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto). There are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not so described therein.

(s)            Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except where failure to do so would not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Change.

(t)            Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to the Company and its Subsidiaries within the meaning of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)            There are no transfer taxes or other similar taxes, fees or charges under U.S. federal law or the laws of any U.S. state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement and the Pre-Funded Warrants or the issuance, sale or delivery by the Company of the Offered Shares and the Pre-Funded Warrants and, upon exercise of the Pre-Funded Warrants or the Warrants, the Warrant Shares.

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(v)            The Company and each of its Subsidiaries has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, result in a Material Adverse Change and except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except (i) for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided in accordance with GAAP or as would not, individually or in the aggregate, result in a Material Adverse Change, or (ii) as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).

(w)            No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Change.

(x)            The Company and each of its Subsidiaries are insured by reputable insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Change.

(y)            No Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(z)            The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses. The Company and its Subsidiaries are in compliance with the terms of such licenses, certificates, permits and other authorizations, except where the failure to so comply would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. Neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

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(aa)          The Company and its Subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting. The Company’s independent auditors and board of directors have been advised of: (i) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus in all material respects; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bb)          The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, especially during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter, and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting, whether or not remediated, and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc)          The Company (i) has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities and (ii) will not, directly or indirectly, sell, bid for, or purchase the Offered Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Offered Securities other than the Underwriters.

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(dd)          The Company and its Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and its Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, result in a Material Adverse Change; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Company or its Subsidiaries under, or to interfere with or prevent compliance by the Company or its Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, result in a Material Adverse Change, neither the Company nor its Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any U.S. federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(ee)          Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a simple employer with the Company under Section 414 of the Code) would have any liability (each, a “Plan”) complies in form with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, and has been maintained and administered in substantial compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies; and for each such Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions; (iii) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification, and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

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(ff)          There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(gg)          (i) Neither the Company nor the Subsidiaries, nor any director or officer of the Company or any Subsidiary nor, to the Company’s knowledge, any employee of the Company or any Subsidiary, agent, affiliate, representative or other person acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any U.S. federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or, to the Company’s knowledge, any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; and (iii) neither the Company nor any Subsidiary nor any director, officer or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (C) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

(hh)          The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(ii)            (i) The Company represents that, neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (jj), “Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, Cuba, Iran, North Korea, the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (the “Sanctioned Countries”); (ii) the Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or (B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); (iii) the Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past ten years, it has not engaged in, is not now knowingly engaging in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

(jj)           The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all “Personal Data” (defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (v) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”); and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

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(kk)          The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable U.S. state and federal data privacy and security laws and regulations, including without limitation HIPAA, CCPA, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law, in each case, except as would not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(ll)           The interactive data in the eXtensible Business Reporting Language included as an exhibit to or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm)        The Company and its Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Any real or personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those matters that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not, individually or in the aggregate, result in a Material Adverse Change.

(nn)          No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(oo)          The Subsidiaries listed on Schedule C attached hereto are the only significant Subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(pp)          The statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. To the extent required, the Company has obtained written consent to the use of such data from such sources.

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(qq)          Neither the issuance, sale and delivery of the Offered Shares and the Pre-Funded Warrants and, upon exercise of the Pre-Funded Warrants, the Warrant Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(rr)          Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, prospects, earnings, rights, assets, management, financial position, stockholder’s equity, or results of operations of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ss)          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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(tt)           The Company and its Subsidiaries own, possess, license or have other valid and enforceable rights to use all patents, patent applications, trademarks, service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (collectively, the “Intellectual Property”) used in or necessary for the conduct of the Company’s business as presently conducted or proposed to be conducted as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (a) the Company is either the sole owner or co-owner of the Intellectual Property owned by it and has the valid and enforceable right to use such Intellectual Property, and to the knowledge of the Company, based on the agreements with co-owners with respect to any co-owned Intellectual Property to which the Company is a party, has neither the obligation to obtain consent to sublicense nor a duty of accounting to any co-owner, as applicable, and there are no rights of third parties to any Intellectual Property that is owned by the Company, other than any co-owner of any patent or patent application constituting Intellectual Property who is listed as such on the records of the U.S. Patent and Trademark Office (“USPTO”); (b) to the knowledge of the Company, there is no infringement or misappropriation by third parties of any Intellectual Property owned by or exclusively licensed to the Company, and no third party has infringed or misappropriated any Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) the Intellectual Property owned by the Company and, to the knowledge of the Company, the Intellectual Property licensed to the Company, is valid, subsisting and enforceable, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) to the knowledge of the Company, the Company does not infringe or misappropriate, and has not infringed or misappropriated, any third party Intellectual Property, and there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates third party Intellectual Property; (f) the Company is not obligated to pay a material royalty, grant a license or option, or provide other material consideration to any third party in connection with the Intellectual Property; (g) all employees or contractors engaged in the development of Intellectual Property on behalf of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property to the Company, and to the knowledge of the Company no such agreement has been breached or violated; (h) to the knowledge of the Company, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; (i) the Company uses, and has used, commercially reasonable efforts to appropriately maintain the confidentiality all information intended to be maintained as a trade secret; and (j) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property solely owned or purported to be solely owned by the Company that would confer any governmental agency or body, university, college, other educational institution or research center any claim or right of ownership to any such Intellectual Property. The Company expects the product candidates described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development by the Company to fall within the scope of the claims of one or more patents or patent applications owned by or exclusively licensed to the Company.

(uu)          (a) All patents and patent applications owned by or exclusively licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and each issued patent is being diligently maintained; (b) the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent applications included in the Intellectual Property; (c) to the knowledge of the Company, the Company and the parties prosecuting such applications have complied or are in the process of complying with their duty of candor and disclosure to the USPTO, and all such requirements in the relevant foreign patent authority having similar requirements as the case may be, in connection with such patents and patent applications for which it has filing, prosecution and/or maintenance responsibilities; and (d) to the knowledge of the Company, there is no third party patent or patent application that contains claims that dominate or may dominate (as such term is described in 35 U.S.C. §135 and 37 C.F.R. 41.100 to 41.208) the issued claims of any patents owned or exclusively licensed to the Company or from which the issued claims of any patents owned or exclusively licensed to the Company are derived (as such term is described in 35 U.S.C. §135 and 37 C.F.R. 42.400 to 42.412).

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(vv)          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Offered Shares and Pre-Funded Warrants (or from the exercise of the Pre-Funded Warrants) hereunder to repay any outstanding debt owed to the Representatives or any affiliate of the Representatives.

(ww)         (i) The Company and its Subsidiaries have fee simple title to or leasehold interest in all of the properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or do not materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and any Subsidiary or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change; (ii) neither the Company nor any of its Subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to result in a Material Adverse Change; (iii) to the best of the Company’s knowledge, each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary; and (iv) to the knowledge of the Company, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus and, with respect to (A) below, except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary: (A) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the Time of Sale Prospectus; and (B) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(xx)            The preclinical studies and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the Time of Sale Prospectus and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with standard accepted medical and scientific research procedures and all applicable protocols, rules and regulations to which they are subject, including without limitation, any applicable Health Care Laws (as defined below); the descriptions of and information regarding the results of such studies, tests and trials, and the data and results derived therefrom, described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate and complete, as of the date indicated, in all material respects and fairly present the data derived from such tests and trials, and neither the Company nor its Subsidiaries, after due inquiry, has any knowledge of any other studies, tests, trials, publications, presentations or other information relating to the Company’s products or product candidates not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus the results of which reasonably call into question the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; neither the Company nor its Subsidiaries has received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring or threatening the termination, suspension or material modification of any studies, tests or trials that are currently being conducted or proposed to be conducted by or on behalf of the Company or its Subsidiaries; and the Company and its Subsidiaries have operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

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(yy)          Except as would not, individually or in the aggregate, have or may reasonably be expected to result in a Material Adverse Change: (i) neither the Company nor its Subsidiaries has received any written notice of adverse filing, warning letter, untitled letter, FDA Form-483 or other correspondence or notice from any Regulatory Agency or other relevant regulatory authorities, or any other court or arbitrator or U.S. federal, state, local or foreign governmental or regulatory authority, alleging or asserting noncompliance with any applicable Health Care Laws or Regulatory Authorizations (in each case, as defined below); (ii) the Company and its Subsidiaries, and to the Company’s knowledge, their respective directors, officers, employees or agents , are and have been since January 1, 2016 in compliance with: (A) applicable health care laws, including without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), 18 U.S.C. §§ 286, 287, 1035, 1347, 1349 and the health care fraud criminal provisions under HIPAA (42 U.S.C. § 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.) , each as amended, and the regulations promulgated thereunder; and all other comparable local, state, federal, national, supranational and foreign laws, and the regulations promulgated thereunder, (collectively, “Health Care Laws”); and (B) any licenses, certificates, approvals, clearances, exemptions, registrations, authorizations, certificates, permits, and supplements or amendments thereto, required pursuant any such applicable Health Care Laws (“Regulatory Authorizations”); (iii) the Company and its Subsidiaries possess such valid and current Regulatory Authorizations as required to conduct their respective businesses as currently conducted, and are not in violation of any term of any such Regulatory Authorizations; (iv) neither the Company nor any Subsidiary has received written notice that any Regulatory Authority or Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Regulatory Authorizations, and to the Company’s knowledge, no Regulatory Authority or Governmental Authority is threatening such action; (v) to the Company’s knowledge, no event that has occurred which allows, or after notice or lapse of time would reasonably be expected to allow, revocation, termination or other impairment of the rights of the holder of any Regulatory Authorization; (vi) the Company and its Subsidiaries have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Health Care Laws or Regulatory Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); (vii) neither the Company nor its Subsidiaries has received written notice of any ongoing or pending claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international government or other governmental, administrative or regulatory authority, governmental, administrative or regulatory agency or body, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private) or self-regulatory organization (each, a “Governmental Authority”) or third party alleging that any product, operation or activity is in violation of any Health Care Laws or has any knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (viii) neither the Company nor its Subsidiaries or any of their respective directors, officers, employees or, to the Company’s knowledge, agents, is or has been debarred, suspended or excluded, or has been convicted of any crime or engaged in any conduct that would result in a debarment, suspension or exclusion from any U.S. federal or state government health care program; and (ix) the Company and its Subsidiaries are not a party to nor have any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any Governmental Authority.

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(zz)          The Company has established and administers an internal compliance program to assist the Company and the directors, officers and employees of the Company in complying with applicable Health Care Laws and applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), except where such noncompliance would not reasonably be expected to result in a Material Adverse Change, and such compliance program has been designed and implemented in a manner generally consistent with pharmaceutical industry standards, including but not limited to the seven elements of an effective compliance program set forth in the Compliance Program Guidance for Pharmaceutical Manufacturers issued by the Office of Inspector General on May 5, 2003 (68 Fed. Reg. 23,731).

(aaa)        (i) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice or action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”) and (ii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s products, (y) a material change in labeling of any the Company’s respective products or services, or (z) a termination or suspension of manufacturing, marketing or distribution of any the Company’s products or services.

(bbb)        The manufacture of the Company’s products and product candidates by or, to the Company’s knowledge, on behalf of the Company is being conducted in compliance in all material respects with all applicable Health Care Laws, including, to the extent applicable and without limitation, the FDA’s current good manufacturing practice regulations codified at 21 C.F.R. Parts 210 and 211, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. To the Company’s knowledge, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, (i) the manufacturing facilities and operations of its suppliers are in compliance in all material respects with all applicable statutes, rules, and regulations of the FDA and comparable regulatory agencies outside of the United States to which the Company or its contractors and products are subject; and (ii) none of the contractors involved in producing the Company’s products have received any written notice of adverse finding, warning letter, or other written correspondence or notice from the FDA or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Healthcare Laws or Regulatory Authorization involving operations or activities related to Company products.

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(ccc)        Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement and the Pre-Funded Warrants.

(ddd)        Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.          Purchase, Sale and Delivery of the Offered Securities.

(a)            The Firm Shares and Pre-Funded Warrants. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 8,543,794 Firm Shares and Pre-Funded Warrants to purchase up to 3,870,000 shares of Common Stock. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares and Pre-Funded Warrants set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $6.815 per share (the “Share Purchase Price”). The purchase price per Pre-Funded Warrant to be paid by the several Underwriters to the Company shall be $6.8149 per Pre-Funded Warrant (the “Pre-Funded Warrant Purchase Price”).

(b)            The First Closing Date. Delivery of the Firm Shares and the Pre-Funded Warrants to be purchased by the Underwriters and payment therefor shall be made at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston MA 02111 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on November 17, 2025, or such other time and date not later than 1:30 p.m. New York City time on November 17, 2025 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

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(c)            The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,862,069 Optional Shares from the Company at the Share Purchase Price to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” and shall be determined by the Representatives and shall not be earlier than two or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares.

(d)            Public Offering of the Offered Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)            Payment for the Offered Securities. (i) Payment for the Offered Securities shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(ii)            It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of Jefferies and Guggenheim Securities, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares and the Pre-Funded Warrants to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement or the Pre-Funded Warrants.

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(f)            Delivery of the Offered Securities. The Company shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters the Firm Shares at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Pre-Funded Warrants shall be delivered to the Representatives in definitive form. The Pre-Funded Warrants will be made available for inspection by the Representatives on the business day prior to the First Closing Date. If the Representatives so elect, delivery of the Offered Securities may be made by credit to the accounts designated by the Representatives through The Depository Trust Company’s full fast transfer or DWAC programs. If the Representatives so elect, the Offered Shares and the Pre-Funded Warrants shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Notwithstanding the foregoing, the Company and the Representatives shall instruct purchasers of the Pre-Funded Warrants to make payment for the Pre-Funded Warrants on the First Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company at a purchase price of $7.2499 per Pre-Funded Warrant, in lieu of payment by the Underwriters for such Pre-Funded Warrants, and the Company shall deliver such Pre-Funded Warrants to such purchasers on the First Closing Date in definitive form against such payment, in lieu of the Company’s obligation to deliver such Pre-Funded Warrants to the Underwriters; provided that, the Underwriters shall withhold $0.435 per Pre-Funded Warrant with respect to such Pre-Funded Warrants as an offset effected by the Company of its claim for payment by the Underwriters to the Company for the Shares against the Company’s obligation to pay the amount so withheld with respect to such Pre-Funded Warrants to the Underwriters. In the event that any purchaser of the Pre-Funded Warrants fails to make payment to the Company for all or part of the Pre-Funded Warrants on the First Closing Date, the Representatives shall either (i) make payment to the Company for such Pre-Funded Warrants at the Warrant Purchase Price or (ii) elect, by written notice to the Company, to receive Shares at the Pre-Funded Warrant Share Purchase Price in lieu of all or a portion of such Pre-Funded Warrants contemplated to be sold under this Agreement.

Section 3.          Additional Covenants of the Company.

A.            Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)            Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to each Underwriter in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

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(b)            Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Prior to amending or supplementing the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

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(d)            Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)            Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            Certain Notifications and Required Actions. After the date of this Agreement , the Company shall promptly advise the Representatives in writing (which may be by electronic mail) of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Registration Statement; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to the preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of the preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or, if the Company gains knowledge of such proceeding, of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

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(g)            Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the reasonable opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h)            Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions as may be reasonably designated by the Representatives, shall use reasonable best efforts to comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or, if the Company gains knowledge of such proceeding, any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof as soon as practicable.

(i)            Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities (including any cash exercise of the Pre-Funded Warrants) sold by it in all material respects in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)            Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares (including the Offered Shares and the Warrant Shares).

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(k)            Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, provided, however, that the requirements of this Section 3(k) shall be satisfied to the extent that such information is available on EDGAR.

(l)            Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the Nasdaq Capital Market (“Nasdaq”) all reports and documents required to be filed under the Exchange Act.

(m)           Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares and the Warrant Shares on Nasdaq.

(n)            Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Securities. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Securities; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

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(o)            Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) submit or file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Securities); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Shares; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby; (B) issue or grant Shares or options to purchase Shares or other awards or Related Securities, or issue Shares upon exercise of options, vesting of restricted stock, or other awards or Related Securities pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the Company shall cause each newly appointed director or executive officer that is a recipient of any such Shares or options or other awards to enter into a Lock-up Agreement with the Representatives substantially in the form of Exhibit A hereto for the remainder of the Lock-up Period; (C) issue Shares pursuant to the conversion of securities or the exercise of pre-funded warrants or warrants, which securities, pre-funded warrants or warrants are outstanding on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (D) facilitate the transfer of Shares under a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Trading Plan”) that is existing on the date hereof which has been provided to the Representative or its legal counsel; (E) issue Shares to one or more counterparties in connection with the consummation of a strategic partnership, joint venture, collaboration, merger, co-promotion or distribution arrangement, or the acquisition, in-licensing or out-licensing of any business products or technologies; provided, that (x) the aggregate number of shares issued pursuant to this clause (E) shall not exceed 5.0% of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the Offered Securities pursuant hereto and (y) prior to such issuance, each recipient of such Shares under this clause (E) shall execute and deliver to the Representatives a Lock-up Agreement substantially in the form of Exhibit A hereto and (F) facilitate the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that (x) such plan does not provide for the transfer of Shares during the Lock-up Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares may be made under such plan during the Lock-up Period, and (z) the Company does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock-up Period. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

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(p)            Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate, and c/o Guggenheim Securities, at 330 Madison Avenue, New York, New York 10017, Attention: Head of Equity Capital Markets: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(q)            Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(r)            No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Securities or otherwise, and the Company will, and will use its reasonable best efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(s)            Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its securityholders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s executive officers and directors pursuant to Section 6(i) hereof.

(t)            Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus, provided, however, that the requirements of this Section 3(t) shall be satisfied to the extent that such financial statements are available on EDGAR.

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(u)            Announcement Regarding Lock-ups. The Company agrees to announce the Representatives’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-Up Agreement, by issuing, through a major news service, a press release in form and substance satisfactory to the Representatives or, if consented to by the Representatives, in a registration statement that is publicly filed in connection with a secondary offering of the Company’s shares promptly following the Company’s receipt of any notification from the Representatives in which such intention is indicated, but in any case not later than the close of the third business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representatives, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and provided, further, that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement in the form set forth as Exhibit A hereto.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.          Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, if any, the warrant agent for the Pre-Funded Warrants, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable and documented attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Securities, including any related filing fees and the reasonable and documented legal fees of, and disbursements by, counsel to the Underwriters, provided that the fees and expenses under the subsection (vi) above and this subsection (vii) shall not exceed $25,000 in the aggregate, (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Offered Securities on Nasdaq, and (x) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make and lodging expenses incurred by them in connection with any road show, as applicable.

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Section 5.          Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.          Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Securities as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)            Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)            Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)             The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

(ii)            No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

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(iii)           If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)            No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)             in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)            Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Ropes & Gray LLP, counsel for the Company, dated as of such date, in form and substance reasonably satisfactory to the Representatives.

(e)            Opinion of Intellectual Property Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Goodwin Procter LLP, counsel for the Company with respect to intellectual property matters, dated as of such date, in form and substance in form and substance reasonably satisfactory to the Representatives.

(f)            Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters in connection with the offer and sale of the Offered Securities, in form and substance satisfactory to the Underwriters, dated as of such date.

(g)            Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)             for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)            the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)           the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

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(h)            Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(i)            Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(j)             Pre-Funded Warrants. At least one (1) full business day prior to the First Closing Date, the Representatives shall have received electronic copies of the Pre-Funded Warrants, substantially in the form of Exhibit C, executed by the Company.

(k)           Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(l)            Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied (unless waived in writing by the Representatives), this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.          Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Offered Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Securities, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Offered Securities.

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Section 8.          Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.          Indemnification.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material (as defined below) or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have. “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically).

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(b)            Indemnification of the Company and its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first and second sentences of the third paragraph, the first sentence of the fourth paragraph, the first three sentences under the first paragraph under the section entitled “Commission and Expenses,” the first and third sentences under the section entitled “Stabilization,” the second and third paragraphs under the section entitled “Stabilization,” the first, second and fifth sentences of the fourth paragraph under the section entitled “Stabilization,” and the sixth paragraph under the section entitled “Stabilization,” each under the caption “Underwriting” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

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(c)            Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon the advice of counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)            Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

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Section 10.        Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

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The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.        Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares and Pre-Funded Warrants set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares and Pre-Funded Warrants set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities and the aggregate number of Offered Securities with respect to which such default occurs exceeds 10% of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than the breaching Underwriter or Underwriters) to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

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As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.        Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by Nasdaq, or trading in securities generally on either Nasdaq or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any federal, New York, or Massachusetts authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.        No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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Section 14.      Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

Section 15.        Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies LLC
520 Madison Avenue New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

Guggenheim Securities, LLC
330 Madison Avenue
New York, New York 10017
Attention: General Counsel

with a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attention: William C. Hicks, John T. Rudy & Nishant M. Dharia

If to the Company:	Verastem, Inc.
117 Kendrick Street, Suite 500
Needham, Massachusetts 02494
Attention: Dan Calkins

with a copy to:	Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: Thomas Danielski

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.        Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such from any of the Underwriters merely by reason of such purchase.

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Section 17.        Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.        Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19.       Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

40

Section 20.       General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature page follows]

41

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

VERASTEM, INC.

By:	/s/ Daniel W. Paterson
Name: Daniel W. Paterson
Title: President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC

GUGGENHEIM SECURITIES, LLC

Acting individually and as Representatives

of the several Underwriters named in

the attached Schedule A.

JEFFERIES LLC

By:	/s/ Jack Fabbri
Name: Jack Fabbri
Title: Managing Director

GUGGENHEIM SECURITIES, LLC

By:	/s/ Shiv Taylor, M.D.
Name: Shiv Taylor, M.D.
Title: Senior Managing Director

42

Schedule A

Underwriters	Number of Firm Shares to be Purchased	Number of Pre-Funded Warrants to be Purchased
Jefferies LLC	3,417,518	1,548,000
Guggenheim Securities, LLC	2,563,139	1,161,000
Cantor Fitzgerald & Co.	2,050,510	928,800
H.C. Wainwright & Co., LLC	512,627	232,200
Total	8,543,794	3,870,000

Schedule B-1

Pricing Terms

1. The Company is selling 8,543,794 Firm Shares.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to 1,862,069 Optional Shares.

3. The public offering price per share for the Offered Shares shall be $7.25.

4. The Company is selling Pre-Funded Warrants to purchase up to 3,870,000 shares of Common Stock.

5. The public offering price per Pre-Funded Warrant shall be $7.2499.

Schedule B-2

Free Writing Prospectuses Included in the Time of Sale Prospectus

Free Writing Prospectus, dated November 13, 2025.

Schedule C

Significant Subsidiaries

Verastem Europe GmbH

Verastem Securities Company

Exhibit A

Form of Lock-up Agreement

[Date], 2025

Jefferies LLC
Guggenheim Securities, LLC

As Representatives of the Several Underwriters

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

and

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

RE:	Verastem, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.0001 per share, of the Company (“Shares”) or Related Securities. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC and Guggenheim Securities, LLC will act as the representatives of the underwriters (the “Representatives”). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of the Representatives, which may withhold their consent in their sole discretion:

Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member, enter into any Swap,

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration (except for the filing of any resale registration statement which the Company may be contractually obligated to file pursuant to agreements in effect on the date hereof and incorporated by reference in the Registration Statement, as such term is defined in the Underwriting Agreement), or publicly announce any intention to do any of the foregoing.

A-1

The foregoing restrictions will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to:

a)	the transfer of Shares or Related Securities acquired in the Offering or in open market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Shares or Related Securities acquired in such transactions (other than as otherwise permitted pursuant to the other provisions of this letter agreement);

b)	the transfer of Shares or Related Securities to the Company pursuant to a “net” or “cashless” exercise by the undersigned of outstanding equity awards pursuant to an employee benefit plan of the Company as in effect and disclosed in the final prospectus used for the Offering, including to satisfy the exercise price or withholding tax or remittance obligations; provided that (i) any Shares received upon such exercise shall be subject to all of the restrictions set forth in this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, unless such filing indicates in the footnotes thereto that the filing relates to the exercise of equity awards, that no shares were sold to the public by the reporting person and the Shares received upon exercise of such securities are subject to a lock-up agreement with the Representatives;

c)	the exercise of Related Securities pursuant to an employee benefit plan disclosed in the final prospectus used for the Offering; provided that (i) any Shares received upon such exercise shall be subject to all of the restrictions set forth in this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, unless such filing shall indicate in the footnotes thereto that such filing relates to the exercise of options, stock appreciation rights or warrants to purchase Shares and the Shares received upon exercise of such securities are subject to a lock-up agreement with the Representatives;

d)	transfers of Shares or Related Securities as a bona fide gift; provided that (i) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, unless such filing indicates in the footnotes thereto that such transfer was made in connection with a bona fide gift and the Shares or Related Securities, as applicable, received pursuant to the bona fide gift are subject to a lock-up agreement with the Representatives, and (ii) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter agreement;

A-2

e)	distributions of Shares or Related Securities to partners, limited partners, members, managers, affiliates (within the meaning set forth in Rule 405 under the Securities Act and including the subsidiaries of the undersigned), stockholders or holders of similar equity interests of the undersigned or to any investment fund or other entity that directly or indirectly controls or manages, is under common control with, or is controlled or managed by, the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds controlled or managed by such partnership) (including upon the liquidation or dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or in the case of a trust, to a grantor or beneficiary of the trust, and such transfer does not involve a disposition for value; provided that (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter agreement, and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, unless such filing indicates in the footnotes thereto that such transfer is a distribution to limited partners, members, stockholders or holders of similar equity interests, that no Shares or Related Securities, as applicable, were sold to the public by the reporting person and the Shares or Related Securities, as applicable, distributed are subject to a lock-up agreement with the Representatives;

f)	transfers of Shares, (i) to any Immediate Family Member, trusts for the direct or indirect benefit of the undersigned or the Immediate Family Members of the undersigned or any of their successors upon death, or any partnership or limited liability company, the partners or members of which consist of the undersigned and/or immediate family members or other dependents of the undersigned, and in each case such transfer does not involve a disposition for value, or (ii) to a nominee or custodian of a person or entity to whom disposition or transfer would be permitted under clause (f)(i) above; provided that in the case of any transfer pursuant to this clause (f), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter agreement, and (ii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act (other than any required filing on a Form 5 made after the expiration of the Lock-up Period or, if a Form 5 filing is required to be made prior to the expiration of the Lock-up Period, such Form 5 filing is made on the latest date permitted under the Exchange Act) or other public announcement reporting a reduction in beneficial ownership of Shares shall be required or shall be made voluntarily in connection with such transfer or distribution;

g)	transfers of Shares or Related Securities by will or intestacy or pursuant to a domestic order divorce settlement, divorce decree or separation agreement; provided that in the case of any transfer pursuant to (g), unless prohibited by an order of a court, (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, unless such filing indicates in the footnotes thereto the nature of the transfer or disposition;

h)	transfers or dispositions of Shares or Related Securities to the Company (i) pursuant to any contractual arrangement in effect on the date of this agreement and described in the final prospectus used for the Offering that provides for the repurchase of the undersigned’s Shares or Related Securities by the Company or (ii) in connection with the termination of the undersigned’s employment with or service to the Company; provided that in each case no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, unless such filing indicates in the footnotes thereto the nature of the transfer or disposition;

i)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Trading Plan”) for the transfer of Shares, provided that (x) such plan does not provide for the transfer of Shares during the Lock-up Period, (y) no public announcement or filing under the Exchange Act shall be voluntarily made by or on behalf of the undersigned or the Company during the Lock-up Period regarding the establishment of such plan, and (z); to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding the establishment of a Rule 10b5-1 Trading Plan during the Lock-up Period, such announcement or filing shall include a statement to the effect that no transfer of Shares may be made under such Rule 10b5-1 Trading Plan during the Lock-up Period;

A-3

j)	(i) the transfer of Shares or Related Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Shares and approved by the Company’s board of directors involving a Change of Control and (ii) entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Shares or such Related Securities in connection with a transaction described in (i) above, provided, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Shares or Related Securities shall remain subject to the terms of this letter agreement;

k)	transfers pursuant to an order of a court or regulatory agency; provided that in the case of any transfer pursuant to (k), (i) unless prohibited by an order of a court or regulatory agency, the undersigned must request that each transferee sign and deliver a lock-up letter substantially in the form of this letter and (ii) any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Shares required to be made during the Lock-up Period shall state that such transfer is pursuant to an order of a court or regulatory agency;

l)	transfers to the Company for the purpose of satisfying any tax or other governmental withholding obligation with respect to, or in connection with, a vesting event of the Company’s securities, upon the exercise of the Company’s securities or upon expiration of the Company’s securities, in each case held by the undersigned; provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, unless such filing indicates in the footnotes thereto that the shares were transferred to the Company in order to satisfy tax or other governmental withholding obligations of the reporting person and that no shares were sold to the public by the reporting person;

m)	sales of Shares for the purpose of satisfying any tax or other governmental withholding obligation with respect to, or in connection with, a vesting event of the Company’s securities, upon the exercise of the Company’s securities or upon expiration of the Company’s securities, in each case held by the undersigned; provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, unless such filing indicates in the footnotes thereto that the shares were sold in order to satisfy tax or other governmental withholding obligations of the reporting person; or

n)	in connection with sales of Shares made pursuant to a Rule 10b5-1 Trading Plan that has been entered into by the undersigned prior to the date of this letter agreement; provided that (i) such Rule 10b5-1 Trading Plan was established by the undersigned prior to the execution of this letter agreement, a copy of such Rule 10b5-1 Trading Plan was provided to the Representatives prior to the execution of this letter agreement, (ii) such Rule 10b5-1 Trading Plan will not be amended or otherwise modified during the Lock-up Period, and (iii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, unless such filing indicates in the footnotes thereto that the shares were sold pursuant to such Rule 10b5-1 Trading Plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned's Family Members, if any, except in compliance with the foregoing restrictions.

A-4

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters. The undersigned understands that if (1) the Company withdraws the registration statement relating to the Offering, (2) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, (3) the Representatives, on behalf of the underwriters, advise the Company, or the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering or (4) the closing of the Offering shall not have occurred on or before November 30, 2025, the undersigned shall be released from all obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

A-5

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

“Change of Control” means any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of persons, other than the Company, becomes the beneficial owner (as defined Rule 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company (or the surviving entity).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned's spouse, in each case living in the undersigned's household or whose principal residence is the undersigned's household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise).

“Immediate Family Member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 60 days after the date of the Prospectus (as defined in the Underwriting Agreement).

“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

A-6

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

A-7

Exhibit B

Directors and Executive Officers
          Signing Lock-up Agreement

•	Paul Bunn
•	Daniel Calkins
•	Robert Gagnon
•	Anil Kapur
•	Michael Kauffman
•	John Johnson
•	Daniel Paterson
•	Michelle Robertson
•	Eric Rowinsky
•	Brian Stuglik
•	Karin Tollefson

B-1

Exhibit C

Form of Pre-Funded Warrant

PRE-FUNDED WARRANT TO PURCHASE STOCK

Company: Verastem, Inc., a Delaware corporation

Warrant No. PFW112025-[___]

Number of Shares: [___], subject to adjustment

Type/Series of Stock: Common Stock, $0.0001 par value per share

Issue Date: [●], 2025

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, [___] (together with any successor or permitted assignee or transferee of this warrant to purchase stock (this “Warrant”) or of any shares issued upon exercise hereof, “Holder”) is entitled, at any time on or after the above-referenced Issue Date, to purchase up to the above-stated number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Stock (the “Class”) of the above-named company (the “Company”) until this Warrant is exercised in full, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. The aggregate exercise price of this Warrant of $[___], except for a nominal exercise price of $0.0001 per Warrant Share (as defined below), was paid to the Company on or prior to the date of issuance of this Warrant, and consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by Holder to effect any exercise of this Warrant. Holder shall not be entitled to return or refund of all, or any portion, of such prepaid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $0.0001, subject to adjustment as provided herein (the “Warrant Price” or “Exercise Price”).

SECTION 1. EXERCISE.

1.1            Method of Exercise; Delivery of Warrant Shares. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased (such date of delivery, the “Exercise Date”). Notwithstanding any contrary provision herein, if this Warrant was originally executed and/or delivered electronically, in no event shall Holder be required to surrender or deliver an ink-signed paper copy of this Warrant in connection with its exercise hereof or of any rights hereunder, nor shall Holder be required to surrender or deliver a paper or other physical copy of this Warrant in connection with any exercise hereof. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a new warrant evidencing the right to purchase the remaining number of Warrant Shares (any such new warrant, a “New Warrant”), which New Warrant shall in all other respects be identical with this Warrant. The Company shall cause the shares underlying the Warrant (the “Warrant Shares”) purchased hereunder to be transmitted by the Transfer Agent to the Holder by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within one (1) Trading Day following delivery of the Notice of Exercise.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Transfer Agent” means Computershare Trust Company, N.A., the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity, or if none, the Company.

1.2            Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =	the fair market value (as determined pursuant to Section 1.3 below) of one Share; and

B =	the Warrant Price.

1.3            Fair Market Value. If shares of the Class are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of a share of the Class reported for the Business Day (as defined below) immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If shares of the Class are not then traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

2

1.4            Delivery of New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, if this Warrant has not been fully exercised and has not expired, the Company shall deliver to Holder a New Warrant of like tenor representing the Shares not so acquired, which may be delivered electronically.

1.5            Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6            Treatment of Warrant Upon Acquisition of Company.

(a)            Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than fifty percent (50%) of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company stockholders beneficially own greater than fifty percent (50%) of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer by the stockholders of the Company of shares representing greater than fifty percent (50%) of the Company’s then-total outstanding combined voting power.

(b)            Treatment of Warrant at Acquisition. In the event of an Acquisition and if Holder has not exercised this Warrant pursuant to Section 1 above as to all Shares, then, following such Acquisition, the Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Holder would have been entitled to receive (the “Alternate Consideration”) pursuant to such Acquisition if such exercise had taken place immediately prior to such Acquisition. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any Acquisition in which the Company is not the surviving entity or the Alternate Consideration includes securities of another entity unless any successor to the Company, surviving entity or other person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to subsequent transactions analogous to an Acquisition.

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1.7            Limitations on Exercise.

Notwithstanding anything to the contrary herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant, for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder, its Affiliates and any Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed [9.99%]//[4.99%] (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed the Maximum Percentage of the combined voting power of all of the securities of the Company then outstanding following such exercise. For purposes of this paragraph, beneficial ownership and whether a Holder is a member of a Section 13(d) group shall be calculated and determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Commission prior to the date hereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of this Section 1.7, the aggregate number of shares of Common Stock or voting securities beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates shall include the shares of Common Stock issuable upon: (x) the exercise of this Warrant with respect to which such determination is being made plus the remaining unexercised and non-cancelled portion of this Warrant but taking into account the limitations on exercise contained herein, but shall exclude the number of shares of Common Stock which would otherwise be issuable upon exercise of the remaining unexercised and non-cancelled portion of this Warrant but for the limitations on exercise contained herein; and (y) the exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company beneficially owned by the Holder or any of its Affiliates and other Persons who are members of a Section 13(d) group with such Holder or its Affiliates that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), but shall exclude any such securities subject to any further limitation on conversion or exercise analogous to the limitation contained herein. This Section 1.7 shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of an Acquisition as contemplated in Section 1.6 of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act Rule 16a-1(a)(1) promulgated thereunder. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.7 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1.7 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

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SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1            Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in additional shares of the Class or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2            Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

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2.3            Adjustment for Cash Distributions.

(a)       If the Company, prior to the exercise in whole or expiration of this Warrant, pays a cash distribution to all holders of its Common Stock, then the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted in accordance with the formula:

where:

W’ = the adjusted number of Warrant Shares issuable upon exercise of the Warrant;

W = the number of Warrant Shares then issuable upon exercise of the Warrant;

M = the fair market value (as determined pursuant to Section 1.3) per Share on the applicable record date; and

F = the amount of cash or fair market value on the record date of the evidences of its indebtedness, assets, rights, warrants or other securities to be distributed in respect of one Share as determined in good faith by the Board of Directors of the Company.

(b)       The adjustment pursuant to this Section 2.3 shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of holders entitled to receive the distribution.

2.4            No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.5            Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

2.6            Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that Holder’s right to participate in any such Purchase Right would result in Holder, its Affiliates and any Persons who are members of a Section 13(d) group with such Holder or its Affiliates exceeding the Maximum Percentage then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of Holder until such time or times as its right thereto would not result in Holder, its Affiliates and any Persons who are members of a Section 13(d) group with such Holder or its Affiliates exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

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2.7            Registration Under the Securities Act. This Warrant, as initially issued by the Company, is offered and sold pursuant to the Registration Statement (as defined below). As of the Issue Date, the Warrant Shares are issuable under the Registration Statement. Accordingly, the Warrant and, assuming issuance pursuant to the Registration Statement or an exchange meeting the requirements of Section 3(a)(9) of the Exchange Act as in effect on the Issue Date, the Warrant Shares, are not “restricted securities” under Rule 144 promulgated under the Securities Act of 1933, as amended.

“Registration Statement” means the Company’s registration statement on Form S-3 (File No. 333-275408), which was declared effective by the Securities and Exchange Commission on November 20, 2023.

2.8            No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1            Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a)            All Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class and other securities as will be sufficient to permit the exercise in full of this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

3.2            Notice of Certain Events. If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or

(d) effect an Acquisition or to liquidate, dissolve or wind up;

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then, in connection with each such event, the Company shall give Holder notice thereof at the same time and in the same manner as it gives notice thereof to holders of the outstanding shares of the Class.

The Company will also provide information requested by Holder from time to time, within a reasonable time following each such request, that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. MISCELLANEOUS.

4.1            Term.

(a)            Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time.

(b)            Reserved.

4.2            Compliance with Securities Laws on Transfer. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, record the transfer of all or any portion of this Warrant in its or their records, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a New Warrant to purchase Common Stock in substantially the form of this Warrant evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue, and deliver at the Company’s own expense any New Warrant under this Section 4.2. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary.

4.3            Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 4.3. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

[___]

Attn: [____]

[Address]

Telephone: [____]

Email address: [____]

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

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Verastem, Inc.

Attn: Chief Financial Officer

117 Kendrick Street, Suite 500

Needham, MA 02494

Telephone: (781) 469-1694

Email: [____]

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Attn: Thomas J. Danielski

Prudential Tower

800 Boylston Street

Boston, MA 02199

Telephone: (617) 951-7000

Email: thomas.danielski@ropesgray.com

4.4            Amendment and Waiver. This Warrant and any term hereof may be amended or otherwise changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such amendment or other change, waiver, discharge or termination is sought.

4.5            Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.6            Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed by one or more of the parties hereto in any number of separate counterparts, all of which together shall constitute one and the same instrument. The Company, Holder and any other party hereto may execute this Warrant by electronic means and each party hereto recognizes and accepts the use of electronic signatures and the keeping of records in electronic form by any other party hereto in connection with the execution and storage hereof. To the extent that this Warrant or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature, as provided under applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. The fact that this Warrant is executed, signed, stored or delivered electronically shall not prevent the transfer by any Holder of this Warrant pursuant to, or the enforcement of, the terms hereof.

4.7            Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

4.8            Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which the Nasdaq Capital Market and commercial banks in the City of New York are closed.

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SECTION 5. GOVERNING LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE.

5.1            Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.

5.2            Jurisdiction and Venue. The Company and Holder each submit to the exclusive jurisdiction of the state and federal courts in the State of New York; provided, however, that nothing in this Warrant shall be deemed to operate to preclude Holder from bringing suit or taking other legal action in any other jurisdiction to enforce a judgment or other court order in favor of Holder. The Company expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Company hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Company hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made in accordance with Section 4.3 of this Warrant.

5.3            Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND HOLDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS WARRANT, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES’ AGREEMENT TO THIS WARRANT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

5.4            Survival. This Section 5 shall survive the termination of this Warrant.

[Remainder of page left blank intentionally]

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

VERASTEM, INC.

By:
Name:	Daniel Paterson
Title:	President and Chief Executive Officer

APPENDIX 1

FORM OF NOTICE OF EXERCISE

1.             The undersigned Holder hereby exercises its right to purchase ___________ shares of the Common Stock of Verastem, Inc. (the “Company”) in accordance with the attached Pre-Funded Warrant To Purchase Stock (the “Warrant”), and tenders payment of the aggregate Warrant Price for such shares as follows:

[   ]        Wire transfer of immediately available funds to the Company’s account

[   ]        Cashless Exercise pursuant to Section 1.2 of the Warrant

[   ]        Other [Describe] __________________________________________

2.             Please deliver to the Holder Shares in accordance with the terms of the Warrant. The Warrant Shares shall be delivered to the following DWAC Account Number:________________.

3.             By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 1.7 of the Warrant to which this notice relates.

Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

HOLDER:

By:
Name:
Title:
(Date):

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